Exhibit 10.543

SECOND AMENDMENT TO LOAN SERVICES AGREEMENT

This Second Amendment to that certain Loan Services Agreement dated as of January 1, 2004 (“Services Agreement”) made between INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC., (“Business Manager”) a Maryland corporation and INLAND MORTGAGE SERVICING CORPORATION (“Service Provider”), an Illinois corporation, is made as of May 1, 2005.

RECITAL

Business Manager and Service Provider desire to amend the Compensation paid to Service Provider to reduce the monthly per loan charge.

NOW THEREFORE, in consideration of the agreements to be made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. The Recital set forth above is hereby incorporated herein by reference.

2. Effective as of April 1, 2006, the following words are hereby added to the end of the first sentence of Paragraph 2 of Exhibit A to the Agreement: “; provided that if Service Provider is servicing 100 or more loans for the REIT in a month, the monthly fee for such month shall be $150 per loan serviced in such month.”

In all other respects the Services Agreement remains in full force and effect.

INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC.
By:	/s/ Brenda Gail Gujral
Its:	Vice President

INLAND MORTGAGE SERVICING CORPORATION
By:	/s/ Frances C. Panico
Its:	President